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                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Incentive Plan and 1999 Stock Incentive Plan of PLX Technology, Inc. of our report dated January 14, 1999 (except for Note 11, as to which the date is March 22, 1999), with respect to the consolidated financial statements and schedule of PLX Technology, Inc. for the year ended December 31, 1998, included in the Registration Statement (Form S-1, No 333-76051) and related prospectus of PLX Technology, Inc. filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP



San Jose, California
September 28, 1999



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